                                                                 EXECUTION COPY




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                                     INDENTURE


                           -----------------------------

                              Dated as of May 27, 1998

                           -----------------------------



                                      between

                                 GETTY IMAGES, INC.

                                     as Issuer,

                                        and

                                THE BANK OF NEW YORK

                                     as Trustee





                                    $75,000,000

           (With an Over-Allotment Option for an Additional $11,250,000)

                   4.75% Convertible Subordinated Notes due 2003




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




                                CROSS-REFERENCE TABLE


            TIA SECTION . . . . . . . . . . . . . . INDENTURE SECTION

             310(a)(1)  . . . . . . . . . . . . . . . . . 7.10
               (a)(2) . . . . . . . . . . . . . . . . . . 7.10
               (a)(3) . . . . . . . . . . . . . . . . . . N.A.
               (a)(4) . . . . . . . . . . . . . . . . . . N.A.
               (a)(5) . . . . . . . . . . . . . . . . . . 7.10
                (b) . . . . . . . . . . . . . . . . 7.8; 7.10; 13.2
                (b) . . . . . . . . . . . . . . . . . . . N.A.
               311(a) . . . . . . . . . . . . . . . . . . 7.11
                (b) . . . . . . . . . . . . . . . . . . . 7.11
                (c) . . . . . . . . . . . . . . . . . . . N.A.
               312(a) . . . . . . . . . . . . . . . . . . 2.5
                (b) . . . . . . . . . . . . . . . . . . . 13.3
                (c) . . . . . . . . . . . . . . . . . . . 13.3
               313(a) . . . . . . . . . . . . . . . . . . 7.6
               (b)(1) . . . . . . . . . . . . . . . . . . N.A.
               (b)(2) . . . . . . . . . . . . . . . . . . 7.6
                (c) . . . . . . . . . . . . . . . . . . 7.6; 13.2
                (d) . . . . . . . . . . . . . . . . . . . 7.6
               314(a) . . . . . . . . . . . . . . . . 4.6; 4.7; 13.2
                (b) . . . . . . . . . . . . . . . . . . . N.A.
               (c)(1) . . . . . . . . . . . . . . 2.2; 7.2; 8.1; 13.4
               (c)(2) . . . . . . . . . . . . . . . . . 7.2; 13.4
               (c)(3) . . . . . . . . . . . . . . . . . . N.A.
                (d) . . . . . . . . . . . . . . . . . . . N.A.
                (e) . . . . . . . . . . . . . . . . . . . 13.5
                (f) . . . . . . . . . . . . . . . . . . . N.A.
               315(a) . . . . . . . . . . . . . . . . . . 7.1(b)
                (b) . . . . . . . . . . . . . . . . . . 7.5; 13.2
                (c) . . . . . . . . . . . . . . . . . .  7.1(a)
                (d) . . . . . . . . . . . . . . . 2.8; 6.11; 7.1(b)(c)
                (e) . . . . . . . . . . . . . . . . . . . 6.13
       316(a) (last sentence) . . . . . . . . . . . . . . 2.9
             (a)(1)(A)  . . . . . . . . . . . . . . . . . 6.11
             (a)(1)(B)  . . . . . . . . . . . . . . . . . 6.12
               (a)(2) . . . . . . . . . . . . . . . . . .  N.A.
                (b) . . . . . . . . . . . . . . . .  6.7; 6.8; 6.12
               316(c) . . . . . . . . . . . . . . . . . .  N.A.
             317(a)(1)  . . . . . . . . . . . . . . . . .  6.3
               (a)(2) . . . . . . . . . . . . . . . . . .  6.4
                (b) . . . . . . . . . . . . . . . . . . .  2.4
               318(a) . . . . . . . . . . . . . . . . . .  13.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                  TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----

ARTICLE I.     DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . .  1
  SECTION 1.1.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  1
  SECTION 1.2.   Incorporation by Reference of TIA. . . . . . . . . . . . . . . 10
  SECTION 1.3.   Rules of Construction. . . . . . . . . . . . . . . . . . . . . 10

ARTICLE II.    THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 2.1.   Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . 11
  SECTION 2.2.   Execution and Authentication . . . . . . . . . . . . . . . . . 12
  SECTION 2.3.   Registrar and Paying Agent . . . . . . . . . . . . . . . . . . 13
  SECTION 2.4.   Paying Agent to Hold Assets in Trust . . . . . . . . . . . . . 13
  SECTION 2.5.   Securityholder Lists . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 2.6.   Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . 14
  SECTION 2.7.   Replacement Securities . . . . . . . . . . . . . . . . . . . . 22
  SECTION 2.8.   Outstanding Securities . . . . . . . . . . . . . . . . . . . . 22
  SECTION 2.9.   Treasury Securities. . . . . . . . . . . . . . . . . . . . . . 23
  SECTION 2.10.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . 23
  SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 24
  SECTION 2.12.  Interest and Defaulted Interest. . . . . . . . . . . . . . . . 24
  SECTION 2.13   CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE III.   REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  SECTION 3.1.   Right of Redemption. . . . . . . . . . . . . . . . . . . . . . 26
  SECTION 3.2.   Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . 26
  SECTION 3.3.   Selection of Securities to Be Redeemed . . . . . . . . . . . . 26
  SECTION 3.4.   Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 27
  SECTION 3.5.   Effect of Notice of Redemption . . . . . . . . . . . . . . . . 28
  SECTION 3.6.   Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 28
  SECTION 3.7.   Securities Redeemed in Part. . . . . . . . . . . . . . . . . . 29
  SECTION 3.8.   Conversion Arrangement on Call for Redemption. . . . . . . . . 29

ARTICLE IV.    COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
  SECTION 4.1.   Payment of Securities. . . . . . . . . . . . . . . . . . . . . 30
  SECTION 4.2.   Maintenance of Office or Agency. . . . . . . . . . . . . . . . 30
  SECTION 4.3.   Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 31
  SECTION 4.4.   Payment of Taxes and Other Claims. . . . . . . . . . . . . . . 31
  SECTION 4.5.   Maintenance of Properties and Insurance. . . . . . . . . . . . 31
  SECTION 4.6.   Compliance Certificate; Notice of Default. . . . . . . . . . . 32
  SECTION 4.7.   Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  SECTION 4.8.   Limitation on Status as Investment Company . . . . . . . . . . 33
  SECTION 4.9.   Waiver of Stay, Extension and Usury Laws . . . . . . . . . . . 33
  SECTION 4.10.  Rule 144A Information Requirement. . . . . . . . . . . . . . . 34
  SECTION 4.11.  Qualification of Indenture . . . . . . . . . . . . . . . . . . 34
  SECTION 4.12.  Registration Rights. . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE V.     SUCCESSOR CORPORATION. . . . . . . . . . . . . . . . . . . . . . 34
  SECTION 5.1.   Limitation on Merger, Sale or Consolidation. . . . . . . . . . 34
  SECTION 5.2.   Successor Corporation Substituted. . . . . . . . . . . . . . . 35

ARTICLE VI.    EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . 35

                                     (i)


  SECTION 6.1.   Events of Default. . . . . . . . . . . . . . . . . . . . . . . 35
  SECTION 6.2.   Acceleration of Maturity Date; Rescission and Annulment. . . . 38
  SECTION 6.3.   Collection of Indebtedness and Suits for Enforcement by
                   Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  SECTION 6.4.   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 39
  SECTION 6.5.   Trustee May Enforce Claims Without Possession of Securities. . 40
  SECTION 6.6.   Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  SECTION 6.7.   Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 41
  SECTION 6.8.   Unconditional Right of Holders to Receive Payments and to
                 Convert. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  SECTION 6.9.   Rights and Remedies Cumulative . . . . . . . . . . . . . . . . 42
  SECTION 6.10.  Delay or Omission Not Waiver.  . . . . . . . . . . . . . . . . 42
  SECTION 6.11.  Control by Holders.  . . . . . . . . . . . . . . . . . . . . . 43
  SECTION 6.12.  Waiver of Past Default.  . . . . . . . . . . . . . . . . . . . 43
  SECTION 6.13.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 43
  SECTION 6.14.  Restoration of Rights and Remedies.  . . . . . . . . . . . . . 44

ARTICLE VII.   TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
  SECTION 7.1.   Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . 44
  SECTION 7.2.   Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . 45
  SECTION 7.3.   Individual Rights of Trustee . . . . . . . . . . . . . . . . . 47
  SECTION 7.4.   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . 47
  SECTION 7.5.   Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 47
  SECTION 7.6.   Reports by Trustee to Holders. . . . . . . . . . . . . . . . . 47
  SECTION 7.7.   Compensation and Indemnity . . . . . . . . . . . . . . . . . . 47
  SECTION 7.8.   Replacement of Trustee . . . . . . . . . . . . . . . . . . . . 48
  SECTION 7.9.   Successor Trustee by Merger, Etc . . . . . . . . . . . . . . . 50
  SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . . . . 50
  SECTION 7.11.  Preferential Collection of Claims Against Company. . . . . . . 50

ARTICLE VIII.  SATISFACTION AND DISCHARGE . . . . . . . . . . . . . . . . . . . 50
  SECTION 8.1.   Satisfaction and Discharge of Indenture. . . . . . . . . . . . 50
  SECTION 8.2.   Repayment to the Company . . . . . . . . . . . . . . . . . . . 51

ARTICLE IX.    AMENDMENTS, SUPPLEMENTS AND WAIVERS. . . . . . . . . . . . . . . 51
  SECTION 9.1.   Supplemental Indentures Without Consent of Holders . . . . . . 51
  SECTION 9.2.   Amendments, Supplemental Indentures and Waivers with Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . 51
  SECTION 9.3.   Compliance with TIA. . . . . . . . . . . . . . . . . . . . . . 53
  SECTION 9.4.   Revocation and Effect of Consents. . . . . . . . . . . . . . . 53
  SECTION 9.5.   Notation on or Exchange of Securities. . . . . . . . . . . . . 54
  SECTION 9.6.   Trustee to Sign Amendments, Etc. . . . . . . . . . . . . . . . 54

ARTICLE X.     RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL. . . . . .  54
  SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon a
                   Change of Control. . . . . . . . . . . . . . . . . . . . . . 54
  SECTION 10.2.  Election to Pay Repurchase Price in Common Stock . . . . . . . 57

ARTICLE XI.    SUBORDINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 58
  SECTION 11.1.  Securities Subordinated to Senior Indebtedness.  . . . . . . . 58


                                   (ii)


  SECTION 11.2.  No Payment on Securities in Certain Circumstances. . . . . . . 59
  SECTION 11.3.  Securities Subordinated to Prior Payment of All Senior
                   Indebtedness on Dissolution, Liquidation or Reorganization . 60
  SECTION 11.4.  Securityholders to Be Subrogated to Rights of Holders of
                   Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . 62
  SECTION 11.5.  Obligations of the Company Unconditional.  . . . . . . . . . . 62
  SECTION 11.6.  Trustee Entitled to Assume Payments Not Prohibited in Absence
                   of Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 63
  SECTION 11.7.  Application by Trustee of Assets Deposited with It.  . . . . . 63
  SECTION 11.8.  Subordination Rights Not Impaired by Acts or Omissions of
                   the Company or Holders of Senior Indebtedness. . . . . . . . 64
  SECTION 11.9.  Securityholders Authorize Trustee to Effectuate Subordination
                   of Securities. . . . . . . . . . . . . . . . . . . . . . . . 64
  SECTION 11.10. Right of Trustee to Hold Senior Indebtedness . . . . . . . . . 64
  SECTION 11.11. Article XI Not to Prevent Events of Default. . . . . . . . . . 65
  SECTION 11.12. No Fiduciary Duty of Trustee to Holders of Senior
                   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE XII.   CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . 65
  SECTION 12.1.  Conversion Privilege . . . . . . . . . . . . . . . . . . . . . 65
  SECTION 12.2.  Exercise of Conversion Privilege . . . . . . . . . . . . . . . 66
  SECTION 12.3.  Fractional Interests . . . . . . . . . . . . . . . . . . . . . 67
  SECTION 12.4.  Conversion Price . . . . . . . . . . . . . . . . . . . . . . . 68
  SECTION 12.5.  Adjustment of Conversion Price . . . . . . . . . . . . . . . . 68
  SECTION 12.6.  Continuation of Conversion Privilege in Case of
                   Reclassification, Merger, Consolidation or Sale of Assets. . 74
  SECTION 12.7.  Notice of Certain Events . . . . . . . . . . . . . . . . . . . 75
  SECTION 12.8.  Taxes on Conversion. . . . . . . . . . . . . . . . . . . . . . 76
  SECTION 12.9.  Company to Provide Stock . . . . . . . . . . . . . . . . . . . 77
  SECTION 12.10. Disclaimer of Responsibility for Certain Matters . . . . . . . 77
  SECTION 12.11. Return of Funds Deposited for Redemption of Converted
                   Securities . . . . . . . . . . . . . . . . . . . . . . . . . 78

ARTICLE XIII.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 78
  SECTION 13.1.  TIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
  SECTION 13.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
  SECTION 13.3.  Communications by Holders with Other Holders . . . . . . . . . 79
  SECTION 13.4.  Certificate and Opinion as to Conditions Precedent . . . . . . 79
  SECTION 13.5.  Statements Required in Certificate or Opinion. . . . . . . . . 79
  SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar. . . . . . . . . . . 80
  SECTION 13.7.  Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . 80
  SECTION 13.8.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 80

                                          (iii)


  SECTION 13.9.  No Adverse Interpretation of Other Agreements . . . . . . . . 80
  SECTION 13.10. No Recourse Against Others. . . . . . . . . . . . . . . . . . 80
  SECTION 13.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . 81
  SECTION 13.12. Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . 81
  SECTION 13.13. Severability. . . . . . . . . . . . . . . . . . . . . . . . . 81
  SECTION 13.14. Table of Contents, Headings, Etc. . . . . . . . . . . . . . . 81

EXHIBITS
--------

EXHIBIT A      Form of Security. . . . . . . . . . . . . . . . . . . . . . . . A-1

EXHIBIT B      Investor Letter of Representation . . . . . . . . . . . . . . . B-1

EXHIBIT C      Form of Conversion Notice . . . . . . . . . . . . . . . . . . . C-1









                                     (iv)

     INDENTURE, dated as of May 27, 1998, between GETTY IMAGES, INC.   a
Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee."

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 4.75% Convertible Subordinated Notes due 2003.

                                  ARTICLE I.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   DEFINITIONS.

          "Acceleration Notice" shall have the meaning specified in Section 6.2.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent" means any Registrar, Paying Agent or co-Registrar or any successor thereto.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "Person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York, are authorized or obligated by law or executive order to close.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

          "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

          "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Change of Control" means:

          (i) an event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Exchange Act) (excluding the Company or any wholly-owned subsidiary thereof) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity ("Voting Stock"); or

          (ii) the completion of any consolidation with or merger of the Company into any other Person, or conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger of any other Person into the Company in a single transaction or series of related transactions, and, in the case of any such transaction or series of related transactions, the outstanding Common Stock of the Company is changed or exchanged as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding Voting Stock of the Person resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction;

provided that a Change of Control shall not be deemed to have occurred if the Last Sale Price of the Common Stock for any five Trading Days during the 10 Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on each such trading day.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means the Company's common stock, par value $.01 per share, or as such stock may be reconstituted from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

          "Conversion Price" shall have the meaning specified in Section 12.4.

          "Conversion Shares" shall have the meaning specified in Section
12.5(1).

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Date of Conversion" shall have the meaning specified in Section
12.2.

          "Default" means any event or condition that, after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section
2.12.

          "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

          "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section
2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Indebtedness" means the Company's obligations under its revolving credit facility, dated 9th February 1998, with Midland Bank plc, and the Company's obligations under any other Senior Indebtedness in which the instrument creating or evidencing the same or any assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for the purposes of this Indenture; provided that any such instrument, agreement or other document may place limitations and conditions on the rights of the holders of such Senior Indebtedness to exercise the rights of the holders of Designated Senior Indebtedness.

          "Disqualified Capital Stock" means, with respect to the Company, Capital Stock of the Company that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by the Company, in whole or in part, on or prior to the Stated Maturity of the Notes, provided that only the portion of such Capital Stock which is so convertible, exercisable, exchangeable or redeemable or subject to repurchase prior to such Stated Maturity shall be deemed to be Disqualified Capital Stock.

          "Distribution Date" shall have the meaning specified in Section 12.5.

          "DTC" shall have the meaning specified in Section 2.3.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Expiration Date" shall have the meaning specified in Section 12.5.

          "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States.

          "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of Security attached hereto as Exhibit A. There shall be one or more Global Securities to evidence interests in the Securities held (x) by "qualified institutional buyers", as defined in Rule 144A under the Securities Act, and (y) by institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under Regulation D of the Securities Act.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation, or (v) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);
(c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a lien on property of such Person; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "interest" means and includes stated interest on the Securities and, to the extent applicable, Liquidated Damages.

          "Institutional Accredited Investor" means any Person that is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act.

          "Initial Purchasers" means the Persons designated as such in the Purchase Agreement.

          "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

          "Interest Swap and Hedging Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement or other interest rate hedge agreement, interest rate collar agreement or other similar agreement or arrangement to which such Person is a party or beneficiary.

          "Issue Date" means the date of first issuance of the Securities under this Indenture.

          "Junior Securities" means any Qualified Capital Stock and any Indebtedness of the Company that is at least as subordinated in right of payment to Senior Indebtedness as the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

          "Last Sale Price" shall have the meaning specified in Section 12.3.

          "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

          "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

          "non-electing share" shall have the meaning specified in Section
12.6.

          "Non-Payment Default" shall have the meaning specified in Section
11.2.

          "Notice of Default" shall have the meaning specified in Section
6.1(3).

          "Offer" shall have the meaning specified in Section 12.5.

          "Officer" means, with respect to the Company, the Chairman or any Co-Chairman, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

          "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of
Section 2.2, if applicable, and the applicable provisions of Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the applicable requirements of Sections 13.4 and 13.5.

          "Paying Agent" shall have the meaning specified in Section 2.3.

          "Payment Blockage Notice" shall have the meaning specified in
Section 11.2.

          "Payment Blockage Period" shall have the meaning specified in
Section 11.2.

          "Payment Default" shall have the meaning specified in Section 11.2.

          "Person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

          "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Agreement" means that certain Purchase Agreement, dated May 20, 1998, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Purchased Shares" shall have the meaning specified in Section 12.5.

          "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

          "QIB" means a Person that is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and the form of Security.

          "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest, if any, to and including the Redemption Date.

          "Registrar" shall have the meaning specified in Section 2.3.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and among the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Repurchase Date" shall have the meaning specified in Section 10.1.

          "Repurchase Offer" shall have the meaning specified in Section 10.1.

          "Repurchase Offer Period" shall have the meaning specified in
Section 10.1.

          "Repurchase Price" shall have the meaning specified in Section 10.1.

          "Repurchase Put Date" shall have the meaning specified in Section
10.1.

          "Restricted Security" means a Security, unless or until it has been
(i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

          "SEC" means the Securities and Exchange Commission and any other Person hereafter succeeding to the duties thereof under the Securities Act, the TIA or the Exchange Act.

          "Securities" means, collectively, the 4.75% Convertible
Subordinated Notes due 2003, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

          "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees, costs, expenses and other amounts accrued or due on or in connection with, any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness representing or with respect to any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services or (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company.

          "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act promulgated by the Commission as in effect as of the date of the Indenture.

          "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

          "Stated Maturity" when used with respect to any Security, means June 1, 2003.

          "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of the execution of this Indenture unless otherwise specified herein.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the NASDAQ National Market (or, if the Common Stock is not admitted to trading thereon, on the principal national securities exchange on which the Common Stock is at the time listed or admitted to trading).

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations that are fully guaranteed by, the United States of America, for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "Voting Stock" means the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of the Company or any successor entity.

SECTION 1.2.   INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION 1.3.   RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions;

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (7) references to Sections or Articles mean references to such Section or Article in this Indenture, unless stated otherwise; and

          (8) references to statutes or regulations include successor provisions thereto and recodifications thereof unless the context otherwise expressly requires.

                                 ARTICLE II.

                                THE SECURITIES

SECTION 2.1.   FORM AND DATING.

          The Securities and the Trustee's certificate of authentication in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Every Security shall bear interest from the date of initial issuance, at the annual rate as specified on the face of the Form of Note attached as Exhibit A hereto. Interest on Securities shall be paid on June 1 and December 1, commencing December 1, 1998, to Holders of record at the close of business on the immediately preceding Record Date unless redeemed, repurchased or converted earlier pursuant to the terms of this Indenture. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

          The Person in whose name any Security (or its predecessor Security) is registered at the close of business on any Record Date with respect to any Interest Payment Date (including any security that is converted after the Record Date and on or before the Interest Payment Date) shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Security upon any transfer, exchange or conversion subsequent to the Record Date and on or prior to such Interest Payment Date. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the Security register; provided that, with respect to any Holder of Securities with an aggregate principal amount equal to or in excess of $5,000,000, at the request of such Holder in writing to the Company at least fifteen (15) days prior to the date set for payment of interest (who shall then furnish written notice to such effect to the Trustee), interest on such Holder's Securities shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instructions supplied by such Holder to the Trustee and paying agent (if different from the Trustee).

SECTION 2.2.   EXECUTION AND AUTHENTICATION.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $86,250,000 upon receipt of one or more written orders of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $86,250,000, except as provided in Section 2.7; provided, that Securities in excess of $75,000,000 shall not be issued other than pursuant to the over-allotment option granted by the Company to the Initial Purchasers as provided in the Purchase Agreement. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company; provided, however, that in connection with the Company order for authentication of Securities dated the date hereof, the Officers' Certificate and Opinion of Counsel pursuant to Section 13.4 shall not be required.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3.   REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer, conversion or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and X and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange and conversion. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar, Paying Agent and conversion agent, and the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

SECTION 2.4.   PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders and the Trustee all assets held by the Paying Agent for the payment of any amounts due on the Securities (whether such assets have been delivered to it by the Company or any other obligor on the

Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders and the Trustee. The Company at any time may require a Paying Agent to deliver all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to deliver all assets held by it to the Trustee and to account for any assets delivered to it. Upon delivery to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

SECTION 2.5.   SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

SECTION 2.6.   TRANSFER AND EXCHANGE.

          (a) GLOBAL SECURITIES. So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Securities (i) to be traded on the PORTAL Market or (ii) sold (A) to a QIB or (B) to an Institutional Accredited Investor that, prior to such transfer, is required to furnish to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Security ("Investment Letter"), shall be represented by one or more Global Securities registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in any Global Security, which does not involve the issuance of a Security in certificated form, shall be effected through the Depositary, in accordance with this Indenture (including restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

          At any time at the request of the beneficial owner of an interest in Global Security to obtain a Security in certificated form, such beneficial owner shall be entitled to obtain a Security in certificated form upon written request to the Trustee in accordance with the standing instructions and procedures existing between the Trustee and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Global Security to be reduced by the principal amount of the Security issued in certificated form upon such request to such beneficial owner and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to such beneficial owner (or its nominee) a Security or Securities in certificated form in the appropriate aggregate principal amount in the name of such beneficial owner (or its nominee) as the Holder thereof and bearing such restrictive legends as may be required by this Indenture.

          Any transfer of a beneficial interest in the Global Security which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a Security or Securities in certificated form registered in the name of the transferee (or its nominee) on the books maintained by the Registrar in accordance with the transfer restrictions set forth herein. With respect to any such transfer, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Global Security to be reduced by the principal amount of the respective beneficial interest in the Global Security being transferred and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee (or such transferee's nominee, as the case may be), a Security or Securities in certificated form (bearing such restrictive legends as may be required by this Indenture) in the appropriate aggregate principal amount in the name of such transferee (or its nominee) as the Holder thereof may request.

          (b) TRANSFER. So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a Security in certificated form to a QIB in accordance with Rule 144A or an Institutional Accredited Investor that is required to deliver an Investment Letter, and upon receipt of the Security or Securities in certificated form being so transferred, together with a certification from the transferor that the transferee is a QIB or an Institutional Accredited Investor (and, in the case of an Institutional Accredited Investor, that such transferee has delivered an Investment Letter), the Trustee shall make an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, and the Trustee shall cancel such Security or Securities in certificated form and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly; provided that no Security in certificated form, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in the Global Security until such Security in certificated form is freely tradable in accordance with Rule 144(k) and provided, further, that the Trustee shall issue Securities in certificated form upon any transfer of a beneficial interest in the Global Security to the Securities or an Affiliate of the Company."

          Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradable on the PORTAL Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

          (c) LEGEND ON SECURITIES. Every Security that bears or is required under this Section 2.6(c) to bear the legend set forth in this
Section 2.6(c) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.6(d)), shall be subject to the restrictions on transfer set forth in this Section 2.6(c) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company (with written notice to the Trustee), and the Holder of each such Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.6(c) and 2.6(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

          Until two years after the original issuance date of any Security, any certificate evidencing such Security (and all Securities in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.6(d), if applicable) shall bear a legend in substantially the following form, unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

          THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

          BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k)

     UNDER THE SECURITIES ACT (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON THE RESTRICTION TERMINATION DATE.

          Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.6, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount and authorized denominations, which shall not bear the restrictive legend required by this Section 2.6(c).

          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.6(a) and in this Section 2.6(c)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities. Initially, the Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Securities Custodian on behalf of Cede & Co.

          The Trustee is hereby authorized and requested to execute and deliver a Letter of Representation to the Depositary and, in connection with any successor nominee for the Depositary or any successor Depositary, enter into comparable arrangements, and shall have the same rights with respect to its actions thereunder as it has with respect to its actions under this Indenture.

          If at any time the Depositary for the Global Security notifies the Company that it is unwilling or unable to continue as Depositary for the Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, will authenticate and make available for delivery, Securities in certificated form, in an aggregate principal amount equal to the outstanding principal amount of the Global Security, in exchange for the Global Security.

          If a Security in certificated form is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable to the Holder on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Security is payable in accordance with the provisions of this Indenture.

          Securities in certificated form issued in exchange for all or a part of a Global Security pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instruction from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall make such Securities available for delivery in certificated form to the

Person in whose names such Securities in certificated form are so registered.

          At such time as all interests in a Global Security have been redeemed, repurchased, converted, canceled, exchanged for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee. At any time prior to such cancellation, if any interest in a Global Security is exchanged for Securities in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Securities in certificated form therefor or any Security in certificated form is exchanged or transferred for part of a Global Security, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Security, by the Trustee, to reflect such reduction or increase. In the event of any transfer of any beneficial interest between one Global Security and another in accordance with the standing procedures and instructions between the Depositary and the Trustee and the transfer restrictions required herein, the aggregate principal amount of each Global Security shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each Global Security by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          (d) LEGEND ON COMMON STOCK. Until two years after the original issuance date of any Security, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form, unless such Common Stock has been transferred pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

          THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

          THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (THE "RESTRICTION TERMINATION DATE"):
     (1)IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED
     HEREBY

     EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

          THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(E) ABOVE OR UPON THE RESTRICTION TERMINATION DATE.

          Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.6(d).

          (e) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

          (f) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE SECURITIES AND GLOBAL SECURITIES.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive
Securities and Global Securities at the Registrar's or co-Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5 or 10.1 (final paragraph)).

          (iii) The Registrar or co-Registrar shall not be required to register the transfer or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, (b) any Security for a period beginning 15 days before the mailing of a notice of a Repurchase Offer pursuant to Article X hereof or the mailing of a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing or (c) any Security or portion thereof surrendered for conversion pursuant to Article XII.

          Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture (including to the extent such requirement is at the discretion of the Company), and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7.   REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security (bearing a number not contemporaneously outstanding) if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

          Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8.   OUTSTANDING SECURITIES.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation or conversion, those paid pursuant to Section 2.7, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

          If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

          If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section 3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to
Article XI hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9.   TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

          Pending the preparation of Definitive Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and make available for delivery, temporary Securities. Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Definitive Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.

          Every such temporary Security shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Securities in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Definitive Securities in certificated form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than in the case of Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.2 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Definitive Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor.

          Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Securities in certificated form authenticated and delivered hereunder.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary practices, unless otherwise requested by the Company; provided, however, that the Trustee shall not be required to destroy such canceled Securities. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

SECTION 2.12.  INTEREST AND DEFAULTED INTEREST.

          Interest and any Liquidated Damages on any Security which are payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date immediately preceding such Interest Payment Date.

          Any interest or Liquidated Damages on any Security which are payable, but are not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on such defaulted amounts (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).
Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or quoted and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such predecessor Security.

SECTION 2.13   CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III.

                                   REDEMPTION

SECTION 3.1.   RIGHT OF REDEMPTION.

          Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article III. The Company will not have the right to redeem any Securities prior to June 1, 2001. On or after June 1, 2001, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 of the Securities under the caption "Redemption", in each case including accrued and unpaid interest and any Liquidated Damages to, but excluding, the Redemption Date.

SECTION 3.2.   NOTICES TO TRUSTEE.

          If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereupon be void and of no effect.

SECTION 3.3.   SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the outstanding Securities are to be redeemed on any Redemption Date, the Trustee shall select the Securities or portions thereof to be redeemed by lot, on a pro rata basis or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities or portions thereof selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.4.   NOTICE OF REDEMPTION.

          At least 20 days prior to a Redemption Date, the Company shall send a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities or portions thereof to be redeemed and shall state:

          (1) the Redemption Date, and that the Securities called for redemption may not be converted after the close of business on the Business Day immediately prior to the Redemption Date (unless the Company defaults in the payment of the Redemption Price);

          (2) the Redemption Price, including the amount of accrued and unpaid interest and any Liquidated Damages to be paid upon such redemption;

          (3)  the name, address and telephone number of the Paying Agent;"

          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XI hereof or otherwise, interest and any Liquidated Damages on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest and any Liquidated Damages to, but excluding, the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portions thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

          (8)  the CUSIP number of the Securities to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

SECTION 3.5.   EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption shall become due and payable on the Redemption Date at the Redemption Price, including accrued and unpaid interest and any Liquidated Damages to, but excluding, the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and any Liquidated Damages to, but excluding, the Redemption Date; provided that if the Redemption Date is after a Record Date and on or prior to the corresponding Interest Payment Date, accrued interest and any Liquidated Damages shall be payable to the Holder of the redeemed Securities at the close of business on the relevant Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.6.   DEPOSIT OF REDEMPTION PRICE.

          On or prior to 10:30 a.m. New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay all amounts due on all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XI or otherwise, interest and any Liquidated Damages on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and, if applicable, Liquidated Damages shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in
Section 4.1 hereof and the Security.

SECTION 3.7.   SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.8.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

          In connection with any redemption of the Securities, the Company may arrange for the purchase and conversion of any of the Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued and any Liquidated Damages to (but excluding) that Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued and any Liquidated Damages to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the date fixed for redemption), any Securities not duly surrendered for conversion by the Holders thereof, may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of the Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any of the Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

                                  ARTICLE IV.

                                   COVENANTS

SECTION 4.1.   PAYMENT OF SECURITIES.

          The Company shall pay the principal, Redemption Price or Repurchase Price of and interest and any Liquidated Damages on the Securities on the dates and in the manner provided in the Securities and, in the case of Liquidated Damages, in the Registration Rights Agreement. A payment of any amount due on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the applicable amount.

          The Company shall pay interest on overdue principal, Redemption Price or Repurchase Price and on overdue installments of interest and any Liquidated Damages at the rate specified in the Securities, compounded semi-annually, to the extent lawful.

SECTION 4.2.   MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the principal corporate trust office of the Trustee as such office.

SECTION 4.3.   CORPORATE EXISTENCE.

          Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or franchise, if (a) the Company shall, in good faith, reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.4.   PAYMENT OF TAXES AND OTHER CLAIMS.

          Except with respect to immaterial items, the Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and
(ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Subsidiaries; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION 4.5.   MAINTENANCE OF PROPERTIES AND INSURANCE.

          The Company shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable good faith judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any Subsidiary from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith judgment of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

SECTION 4.6.   COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee within 90 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture (determined without regard to any period of grace or requirement of notice) and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

SECTION 4.7.   REPORTS.

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange

Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's independent certified public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. In addition, the Company shall file with the Trustee and the SEC, and transmit to holders of Securities, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such Act.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.8.  LIMITATION ON STATUS AS INVESTMENT COMPANY.

          Neither the Company nor any of its Subsidiaries shall become an "investment company" (as that term is defined in the Investment Company Act of 1940 as amended), or otherwise become subject to regulation under the Investment Company Act.

SECTION 4.9.  WAIVER OF STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal Redemption Price or Repurchase Price of, or interest on, the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.  RULE 144A INFORMATION REQUIREMENT.

          If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or shall cease to be subject to
Section 15(d) of the Exchange Act, the Company shall furnish to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

SECTION 4.11.  QUALIFICATION OF INDENTURE.

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities.

SECTION 4.12.  REGISTRATION RIGHTS.

          The Holders of the Securities are entitled to certain registration rights with respect to such Securities and Common Stock pursuant to, and subject to the terms of, the Registration Rights Agreement. The Company hereby covenants to perform all such obligations under the Registration Rights Agreement for the benefit of such Holders.

                                   ARTICLE V.

                             SUCCESSOR CORPORATION

SECTION 5.1.   LIMITATION ON MERGER, SALE OR CONSOLIDATION.

          (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (other than to a wholly-owned Subsidiary or Subsidiaries), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States (including any state thereof or the District of Columbia), Canada or any other country that is a member of the European Union; provided that with respect to any corporation organized under the laws of any European Union country other than the United Kingdom, such corporation must be listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market, and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; and (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and that all conditions precedent relating to such transaction have been satisfied.

          (b) For purposes of clause (a) of this Section 5.1 and Section 12.6, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.2.   SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).

                                  ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.   EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure to pay any installment of interest on, or any Liquidated Damages with respect to, the

     Securities as and when the same becomes due and payable, whether or not such payment is prohibited by Article XI, or to perform any conversion of the Securities required under this Indenture, and the continuance of such failure for a period of 30 days;

          (2) failure to pay all or any part of the principal of, or premium, if any on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay all or any part of the Repurchase Price on the Repurchase Date in accordance with Article X, whether or not such payment is prohibited by Article XI;

          (3) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such failure, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (4) failure by the Company or any Significant Subsidiary to pay at final maturity (either at its stated maturity or upon acceleration thereof) any Indebtedness of the Company or any Significant Subsidiary in a principal amount then outstanding in excess of $10,000,000, and such Indebtedness is not discharged, or such acceleration is not rescinded or annulled within a period of 30 days after the giving of a Notice of Default;

          (5) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any Bankruptcy Law, and such decree, judgment or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer of consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors; or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

          (7) final unsatisfied judgments not covered by insurance, aggregating in excess of $10,000,000 at any one time shall have been rendered against the Company or any of its Significant Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

Notwithstanding the 60-day period and notice requirement contained in Section 6.1(3) above, with respect to a default under Article X the 60-day period referred to in Section 6.1(3) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 10.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter have given the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the last Repurchase Date.

          If a Default shall occur and be continuing and be known to the Trustee, the Trustee shall, within 90 days after the occurrence of such Default, give to the Holders notice of such Default; provided that the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the Holders, except in the case of a Default in the payment of any amounts due on the Securities (including, without limitation, principal of, premium, if any, interest on, or any Liquidated Damages, with respect to, any of the Securities when due, or in the payment of Redemption Price or the Repurchase Price).

SECTION 6.2.  ACCELERATION OF MATURITY DATE; RESCISSION AND ANNULMENT.

          If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) relating to the Company) occurs and is continuing, then, in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case accrued interest and any Liquidated Damages thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(5) or
(6) relating to the Company occurs, all amounts due thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

               (A) All overdue interest and Liquidated Damages on all Securities

               (B) the principal, Redemption Price or Repurchase Price of any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue Liquidated Damages at the rate borne by the Securities

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and

          (2) all Events of Default, other than the non-payment of the principal, Redemption Price or Repurchase Price of, and interest and any Liquidated

     Damages on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

          Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.3.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Company covenants that if an Event of Default in payment of any amount specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities and, to the extent that payment of such interest shall be legally enforceable, interest on any such overdue amounts, including any overdue interest and Liquidated Damages, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.4.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee
(irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.5.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the

Securities in respect of which such judgment has been recovered.

SECTION 6.6.  PRIORITIES.

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of the Securities, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the Trustee in payment of all amounts due pursuant to
     Section 7.7;

          SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XI;

          THIRD: To the Holders in payment of the amounts then due and unpaid for principal, Redemption Price or Repurchase Price of, and interest and any Liquidated Damages on, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for any and all of such amounts; and

          FOURTH:  The remainder, if any, shall be repaid to the Company.

SECTION 6.7.  LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute or order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except for a default in the payment of principal, Redemption Price or Repurchase Price of, and interest and any Liquidated Damages on, the Securities and except for a failure to convert any Security as provided in Article XIII, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have furnished to the Trustee (to the extent not prohibited by the TIA) security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and furnishing of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 6.8.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENTS AND TO CONVERT.

          Notwithstanding any other provision of this Indenture but subject to the provisions of Article XI, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal, Redemption Price or Repurchase Price of, and interest and any Liquidated Damages on, such Security when due and to convert such Security in accordance with Article XII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.9.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.10.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.11.  CONTROL BY HOLDERS.

          The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and"

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.12.  WAIVER OF PAST DEFAULT.

          The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past Default hereunder and its consequences, except a Default

          (A) in the payment of the principal, Redemption Price or Repurchase Price of, or interest or any Liquidated Damages on, any Security not yet cured,

          (B) in respect of the failure by the Company to convert a Security in accordance with the provisions of Article XII, or

          (C)  in respect of any covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising therefrom.

SECTION 6.13.  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of any amount due on any Security on or after the respective due date of such Security or of the conversion thereof.

SECTION 6.14.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE VII.

                                   TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.1.  DUTIES OF TRUSTEE.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of a Default or an Event of
Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and the TIA and no others, and no covenants or obligations shall be implied in or read into this Indenture or the TIA which are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          (f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this
Section 7.1.

SECTION 7.2.  RIGHTS OF TRUSTEE.

          Subject to Section 7.1:

          (a) The Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The

Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its own selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have furnished to the Trustee (to the extent not prohibited by the TIA) security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.4.  TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, or the use or application of any funds received by a Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication.

SECTION 7.5.  NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of any amount due on a Security, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the best interest of the Securityholders.

SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automated quotation system and any delisting thereof.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC, if required by law, and each stock exchange or automated quotation system, if any, on which the Securities are listed.

SECTION 7.7.  COMPENSATION AND INDEMNITY.

          The Company agrees to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances reasonably incurred or made by it in accordance with any of the provisions of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any and all claims (whether asserted by the Company, any Holder or any other Person), demands, expenses (including, but not limited to, reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.7, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay any amounts due on particular Securities pursuant to Article III.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) and (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION 7.8.  REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b)  the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, custodian or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8.

          If the instrument of acceptance by a successor Trustee required by this Section 7.8 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. At any time within one year after a successor Trustee appointed by the Company takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may, with the Company's consent, appoint a successor Trustee to replace such successor Trustee as so appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the Company or any Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee has itself authenticated such Securities.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE VIII.

                             SATISFACTION AND DISCHARGE

SECTION 8.1.  SATISFACTION AND DISCHARGE OF INDENTURE.

          The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

          (1)  The Company has paid all sums payable under the Indenture; and

          (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of

     Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

SECTION 8.2.  REPAYMENT TO THE COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of any amount due on any Security and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                    ARTICLE IX.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided, that such action pursuant to this clause (1) does not adversely affect the rights of any Holder;

          (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

          (3)  to provide for collateral for or guarantors of the Securities;

          (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

          (5)  to comply with the TIA.

SECTION 9.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

          Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provisions of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Stated Maturity of, or any installment of interest on, or the amount of any Liquidated Damages due with respect to, any Security or reduce the principal amount, Redemption Price or Repurchase Price thereof or the rate (or extend the time for payment) of interest or the calculation of Liquidated Damages thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof or the conversion of any Security, or alter the terms of this Indenture regarding a Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders, or modify the subordination provisions in a manner adverse to the Holders;

          (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

          (3)  adversely affect the right of such Holder to convert Securities;
     or

          (4) provide that other provisions of the Indenture cannot be modified or waived without consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

SECTION 9.3.  COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of any amount due on a Security, on or after the respective dates set for such amounts to become due and payable as then expressed in such Security, or to bring suit for the enforcement of any such payment or for conversion on or after such respective dates.

SECTION 9.5.   NOTATION ON OR EXCHANGE OF SECURITIES.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.6.   TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and that all conditions precedent have been satisfied.

                                     ARTICLE X.

                RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

SECTION 10.1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

          (a) In the event that a Change of Control occurs, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to offer to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date to be established by the Company (the "Repurchase Date") that is no later than 40 Business Days (as such date may be extended pursuant to clause (2) of subsection (b) of this
Section 10.1) after the occurrence of such Change of Control, at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and any Liquidated Damages on the Securities to, but excluding, the Repurchase Date. The Repurchase Price shall be paid in Cash; however, subject to the provisions of Section 10.2, the Repurchase Price (excluding accrued and unpaid interest and any Liquidated Damages) may be paid in shares of Common Stock.

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence an offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this Section 10.1 as follows:

          (1) the Repurchase Offer shall commence within 20 Business Days following a Change of Control;

          (2) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law, but in any case the Repurchase Offer must be completed and the Repurchase Date must occur not more than 70 Business Days following the Change of Control (the "Repurchase Offer Period");

          (3) upon the expiration of a Repurchase Offer Period, the Company shall purchase all Securities properly tendered in response to the Repurchase Offer;

          (4) if the Repurchase Date is after a Record Date and on or before the related Interest Payment Date, any accrued interest and any Liquidated Damages will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest or Liquidated Damages will be payable to Securityholders who tender Securities pursuant to the Repurchase Offer;

          (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

          (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

               (i) that the Repurchase Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, properly tendered will be accepted for purchase;

               (ii) the Repurchase Price (including the amount of accrued and unpaid interest and any Liquidated Damages), the Repurchase Date, the Repurchase Put Date, and whether the Company will elect to pay the Repurchase Price in Cash or shares of Common Stock (provided that accrued and unpaid interest and any Liquidated Damages must be paid in
          Cash);

               (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest and, if applicable, Liquidated Damages;

               (iv) that, unless the Company defaults in depositing Cash and/or Common Stock with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to
          Article XI, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Liquidated Damages after the Repurchase Date;

               (v) that Holders electing to have a Security, or a portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

               (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase

          Put Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

               (vii) a brief description of the events resulting in such Change of Control.

          Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws. Without limiting the generality of the foregoing, the Company shall comply with the provisions of Rule 13e-4 and Rule 14e-1 under the Exchange Act, will file a
Schedule 13E-4 or any successor or similar schedule required thereunder, in each case to the extent applicable to any Repurchase Offer.

          On or before the Repurchase Date, the Company shall (i) accept for purchase Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash and/or (subject to the provisions of Section 10.2) Common Stock sufficient to pay the Repurchase Price (together with Cash sufficient to pay all accrued and unpaid interest and any Liquidated Damages) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in Cash or Common Stock, in either case in an amount equal to the Repurchase Price (together with Cash equal to all accrued and unpaid interest and any Liquidated Damages, if payable to such Holders in accordance with the terms of this Indenture), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

SECTION 10.2.  ELECTION TO PAY REPURCHASE PRICE IN COMMON STOCK.

          The Company may elect to pay the Repurchase Price (but not accrued interest or any Liquidated Damages) by delivery of shares of Common Stock if, and only if, the following conditions shall have been satisfied:

          (1) The shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section 10.1 and this Section, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the closing prices per share for the five consecutive Trading Days immediately preceding the second Trading Day prior to the Repurchase Date;

          (2) The Repurchase Price shall be paid only in Cash in the event any shares of Common Stock to be issued upon repurchase of the Securities hereunder (i) require registration under the Securities Act before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act and if such registration is not completed or does not become effective prior to the Repurchase Date and/or
     (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase and if such registration is not completed or does not become effective or such approval is not obtained prior to the Repurchase Date;

          (3) Payment of the Repurchase Price may not be made in Common Stock unless such Common Stock is, or shall have been, approved for listing on the New York Stock Exchange or for quotation on the NASDAQ National Market, in either case, prior to the Repurchase Date; and

          (4) All shares of Common Stock which may be issued upon repurchase of the Securities will be issued out of the Company's authorized but unissued Common Stock and, upon issue, will be duly authorized and validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or similar rights.

          If all of the conditions set forth in this Section 10.2 are not satisfied in accordance with the terms hereof, the Repurchase Price shall be paid by the Company only in Cash.

          No fractions of shares or scrip representing fractions of shares shall be issued in connection with any such repurchase. The Company shall pay Cash in lieu thereof.

                                    ARTICLE XI.

                                   SUBORDINATION

SECTION 11.1.  SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

          The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of, premium, if any, interest on, or any Liquidated Damages, with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Article
X) are subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

          This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 11.2.  NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

          (a) No payment may be made by the Company on account of the principal of, premium, if any, interest on, or any Liquidated Damages, with respect to, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder pursuant to a Repurchase Offer) for cash or property (other than pursuant to the conversion of Securities), or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

          (b) Upon (i) the happening of a default or event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time, (x) the giving of notice, (y) the making of any payment in respect of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of Designated Senior Indebtedness or their representative immediately to accelerate the maturity of any Designated Senior Indebtedness and (ii) written notice of such Non-Payment Default given to the Company and the Trustee by the holders of Designated Senior Indebtedness or their representative (a "Payment Blockage Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment (by setoff or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, interest on, or any Liquidated Damages, with respect to, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made upon conversion of the Securities and other than payments made with Junior Securities.

          Notwithstanding the foregoing, unless (i) the Designated Senior Indebtedness in respect of which such Non-Payment Default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Not more than one Payment Blockage Notice may be given in any 365-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, may the total number of days during which any Payment Blockage Period or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.

          (c) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company (other than pursuant to the conversion of the Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this
Section 11.2, then such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder for the benefit of the holders of Senior Indebtedness of the Company, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution of, or provision therefor, to the holders of such Senior Indebtedness.

SECTION 11.3. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

          Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

          (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of, premium, if any, interest on, and any Liquidated Damages, with respect to, the Securities (other than Junior Securities);

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article XI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness of the Company or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or an Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payments as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

SECTION 11.4. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

SECTION 11.5.  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal, Redemption Price and Repurchase Price of, and interest and any Liquidated Damages on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI. Nothing in this Article XI shall apply to the claims of, or payments to, the Trustee under or pursuant to Sections 6.6 and 7.7.

SECTION 11.6. TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 11.7.  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with this Indenture shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of any Securities shall be subject to the provisions of Sections 11.1, 11.2,
11.3 and 11.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of any amount due on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.8. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION 11.9. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 11.10.  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

          The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this

Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 11.11.  ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make any payment due on the Securities by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

SECTION 11.12.  NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                    ARTICLE XII.

                              CONVERSION OF SECURITIES

SECTION 12.1.  CONVERSION PRIVILEGE.

          Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder thereof, any Security may at any time following the latest date of initial issuance of the Securities and prior to the close of business on the Stated Maturity of the Securities, be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the Conversion Price in effect at the Date of Conversion, unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase and not withdrawn prior to such date in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase and not withdrawn, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day immediately prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or

Repurchase Price, as the case may be. A Holder of Securities is not entitled to any rights of a Holder of Common Stock until such Holder has converted such Holder's Securities into Common Stock, and then only to the extent such Securities are deemed to have been converted into Common Stock under this
Article XII.

SECTION 12.2.  EXERCISE OF CONVERSION PRIVILEGE.

          In order to exercise the conversion privilege with respect to any Security in certificated form, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment of an amount equal to the interest and any Liquidated Damages payable on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion, notwithstanding such conversion.

          Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing.

          In order to exercise the conversion privilege with respect to any interest in a Security in global form, the beneficial Holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver by book-entry delivery an interest in such Security in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee, and pay the funds, if any, required by this Section 12.2.

          As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 12.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XII and Cash, as provided in
Section 12.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the Person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice.

          In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Upon the conversion of an interest in a Security in global form, the Trustee shall make a notation of such Security in global form as to the reduction in the principal amount represented thereby as a result of such conversion. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

SECTION 12.3.  FRACTIONAL INTERESTS.

          No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 12.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Nasdaq National Market (or if not quoted thereon, then on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion, or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices (regular way) on the Nasdaq National Market (or if not quoted thereon, on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price").

          If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

SECTION 12.4.  CONVERSION PRICE.

The conversion price per share of Common Stock issuable upon conversion of the Securities (herein called the "Conversion Price") shall initially be $28.5075 (or $28.5075 in principal amount of Securities for each such share of Common Stock).

SECTION 12.5.  ADJUSTMENT OF CONVERSION PRICE.

          The Conversion Price shall be subject to adjustment from time to time as follows:

          (a) In each case the Company shall make or pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsections (i) and (j) below, after such record date."

          (b) In the case the Company shall (1) subdivide its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision or combination. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsections (i) and (j) below, after the effective date of a subdivision or combination.

          (c) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date fixed for determination of the stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

               (i)  such Conversion Price by a fraction, of which

               (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

               (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

          Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until such triggering events occur.

          (d) In case the Company shall distribute to all holders of Common Stock, any of its assets, evidences of indebtedness, cash or securities (other than (x) dividends or distributions exclusively in cash, or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above or (z) any distribution of rights or warrants subject to subsection (l) below) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the stockholders entitled to such distribution) shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection
     (g) below) on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of stockholders entitled to receive such distribution.

          (e) In case the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with subsection (d) above, or cash distributed upon a merger or consolidation to which Section
     12.6 applies) to all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment pursuant to this subsection (e) has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender or exchange offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 10% of the Company's market capitalization (defined as being the product of the then current market price per share of the Common Stock (determined as provided in subsection
     (g) below) times the number of shares of Common Stock then outstanding) on the record date fixed for the determination of the stockholders entitled to such distribution, in each such case the Conversion Price immediately following such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash and/or fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of other consideration so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsections (i) and (j) below, after the record date for the determination of stockholders entitled to receive such distribution.

          (f) In case the Company or any Subsidiary of the Company shall complete a tender or exchange offer for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Date") that, together with
     (i) any cash and the fair market value of any other consideration payable in respect of any other tender or exchange offer, as of the expiration of such other tender or exchange offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (e) of this Section 12.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (e) has been made, exceeds 10% of the Company's market capitalization (defined as the product of the then current market price per share of the Common Stock on the Expiration Date (determined as provided in subsection (g) below) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Date), the Conversion Price in effect immediately following such Expiration Date shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock on the Expiration Date times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Date minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Date (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Date times (ii) such number of outstanding shares on the Expiration Date less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date.

          For purposes of this subsection (f), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

          (g)  For the purposes of any computation under subsections (c), (d),
     (e) and (f) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the "'ex' date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 12.3, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "'ex' date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the Nasdaq National Market (or if not quoted thereon, then on the principal national securities exchange or automated quotation system if the Common Stock is listed or admitted to trading thereon) without the right to receive such issuance, distribution or Offer.

          (h)  In addition to the foregoing adjustments in subsections (a), (b),
     (c), (d), (e) and (f) above, the Company from time to time and to the extent permitted by applicable law, shall be permitted to reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company, at its option, shall be permitted to make such other reductions in the Conversion Price, in addition to those set forth above in subsections (a), (b), (c), (d), (e),
     (f) and the first sentence of this subsection (h), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such a dividend or distribution for United States federal income tax purposes.

          (i) In any case in which this Section 12.5 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 12.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 12.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion.

          (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Securities at his address as the same appears on the registry books of the Company.

          (l) In the event that the Company distributes rights or warrants (other than those referred to in subsection (c) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

SECTION 12.6.  CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF
RECLASSIFICATION, MERGER, CONSOLIDATION OR SALE OF ASSETS.

          If any of the following shall occur, namely:

          (a) any reclassification of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination),

          (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or

          (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company,

then the Company, or such successor or purchasing entity, as the case may be, shall, without the consent of any Holder of Securities but subject to such Holder's rights pursuant to Section 5.1 or Article X hereof, as a condition precedent to such reclassification, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 12.6 the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article XII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

          Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION 12.7.  NOTICE OF CERTAIN EVENTS.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

          (b) the Company shall authorize the granting to the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

          (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

          (d) any voluntary or involuntary dissolution, liquidation or winding-up of the Company shall be proposed; or

          (e)  the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 12.2 hereof, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION 12.8.  TAXES ON CONVERSION.

          The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities therefor; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

SECTION 12.9.  COMPANY TO PROVIDE STOCK.

          The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

          Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

          The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION 12.10.  DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.

          Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 12.5, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including Cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including Cash) upon the surrender of any Security for the purpose of conversion or, subject to Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XII.

SECTION 12.11.  RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED
                SECURITIES.

          Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal, Redemption Price or Repurchase Price of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

                                   ARTICLE XIII.

                                   MISCELLANEOUS

SECTION 13.1.  TIA.

          This Indenture is hereby made subject to, and shall be governed, by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control.

SECTION 13.2.  NOTICES.

          Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company:

          Getty Images, Inc.
          2013 Fourth Avenue
          Fourth Floor
          Seattle, Washington 98121
          Attention:  Heather B. Redman, General Counsel
          Telecopy:  (206) 695-3401

     if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21 West
          New York, New York 10286
          Attention: Corporate Trust Trustee Administration,
          Telecopy: (212) 815-5915

Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.3.  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.4.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) An Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.6.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.7.  PAYMENT DATES.

          If a payment date is not a Business Day at the place for payment, payment may be made at such place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 13.8.  GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.9.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  NO RECOURSE AGAINST OTHERS.

          No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  DUPLICATE ORIGINALS.

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                  GETTY IMAGES, INC. a Delaware corporation


                                  By:
                                     --------------------------
                                  Name:
                                  Title:


                                  THE BANK OF NEW YORK, as Trustee

                                  By:
                                     --------------------------
                                  Name:
                                  Title:

                                                                     EXHIBIT A

                             [FORM OF FACE OF SECURITY]

                                GETTY IMAGES, INC.
                    4.75% CONVERTIBLE SUBORDINATED NOTE DUE 2003

No._______                                        CUSIP No.
$____________

          Getty Images, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________ or registered assigns, the principal sum of ________ Million Dollars, on June 1, 2003.

     Interest Payment Dates:  June 1 and December 1; commencing December 1,
     1998.

     Record Dates:  May 15 and November 15.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


                                     GETTY IMAGES, INC. a Delaware
                                     corporation



                                     By: Jonathan D. Klein
                                        -----------------------------
                                     Name: JONATHAN D. KLEIN
                                     Title: Chief Executive Officer


                                     THE BANK OF NEW YORK, as Trustee

                                     By:
                                        ----------------------------
                                     Name:
                                     Title:

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


                                     GETTY IMAGES, INC. a Delaware
                                     corporation



                                     By: /s/ Jonathan D. Klein
                                        -----------------------------
                                     Name: Jonathan D. Klein
                                     Title: Chief Executive Officer


                                     THE BANK OF NEW YORK, as Trustee

                                     By: /s/ Walter N. Gitlin
                                        ----------------------------
                                     Name: WALTER N. GITLIN
                                     Title: Vice President

                           [FORM OF REVERSE SIDE OF NOTE]

                                 GETTY IMAGES, INC.
                    4.75% CONVERTIBLE SUBORDINATED NOTE DUE 2003

[For Global Securities Only:]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. (OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

[For all Securities:]

          THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

          BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (THE "RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND

-----------------
1. This paragraph should be added only if the Security is issued in global form.

     AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY BEFORE THE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR UPON THE RESTRICTION TERMINATION DATE.

                         __________________________________

          1.  Interest.

          The Company promises to pay interest on the principal amount of this Security at the rate of 4.75% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 4.75% per annum compounded semi-annually.

          The Company will pay interest semi-annually on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from May 27, 1998. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          In certain cases, the Company will pay Liquidated Damages in accordance with the provisions of the Registration

Rights Agreement described in the Indenture referred to below. If payable, Liquidated Damages will be due on the same dates on which stated interest is due, and if not timely paid, will accrue interest thereon at the same rate as overdue stated interest.

          2.  Method of Payment.

          The Company shall pay interest and any Liquidated Damages on the Securities (except defaulted amounts) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Any such amount not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted amounts, as more fully provided in the Indenture referred to below. Except as provided below, the Company shall pay all amounts due on the Securities in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, State of New York, or at the option of the Company, payment of interest and any Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to (i) all amounts due on Global Securities and (ii) all interest and any Liquidated Damages due on all other Securities of an aggregate principal amount equal to at least $5,000,000, the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent not less than fifteen (15) days prior to the relevant payment date.

          3.  Paying Agent and Registrar.

          Initially, The Bank of New York (the "Trustee") will act as Paying Agent, Registrar and conversion agent. The Company may change any Paying Agent, Registrar or co-Registrar or conversion agent without notice to the Holders.
The Company or any of its Subsidiaries may, subject to certain exceptions act as Paying Agent, Registrar or co-Registrar.

          4.  Indenture.

          The Company issued the Securities under an Indenture, dated as of May 27, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured, subordinated obligations of the Company limited in aggregate principal amount of $75,000,000 ($86,250,000 if the over-allotment is exercised in full).

          5.  Redemption.

          The Securities may be redeemed in whole or from time to time in part at any time on and after June 1, 2001, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and any Liquidated Damages to, but excluding, the Redemption Date.

          If redeemed during the 12-month period beginning June 1,

                    YEAR                PERCENTAGE
                    ----                -----------
                    2001 . . . . . . . . . 101.90%
                    2002 . . . . . . . . . 100.95%

          Any such redemption will comply with Article III of the Indenture.

          6.  Notice of Redemption.

          Notice of redemption will be sent by first class mail, postage prepaid, at least 20 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

          Except as set forth in the Indenture, from and after any Redemption Date, if moneys for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XI of the Indenture, the Securities called for redemption will cease to bear interest or Liquidated Damages and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages to the Redemption Date.

          7.  Denominations; Transfer; Exchange.

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange, Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

          8.  Persons Deemed Owners.

          The registered Holder of a Security may be treated as the owner of it for all purposes.

          9.  Unclaimed Money.

          If money for the payment of any amounts due on a Security remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

          10.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

          11.  Conversion Rights.

          Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial conversion price per share of Common Stock of $28.5075 (or $28.5075 in principal amount of Securities for each such share of Common Stock), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest and Liquidated Damages payable on such Security.

          12.  Ranking.

          Payment of principal, premium, if any, interest on, and any Liquidated Damages, with respect to, the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

          13.  Repurchase at Option of Holder Upon a Change of Control.

          If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a Repurchase Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and any Liquidated Damages to, but excluding, the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. Subject to certain conditions set forth in the Indenture, the Company may elect to pay such Repurchase Price (but not accrued interest or Liquidated Damages) in shares of Common Stock.

          14.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

          15.  Defaults and Remedies.

          If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

          16.  Trustee Dealings with the Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

          17.  No Recourse Against Others.

          No stockholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          18.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

          19.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          20.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          21.  Governing Law.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                                [FORM OF ASSIGNMENT]

          I or we assign this Security to:,

          __________________________________________________________
          __________________________________________________________
          __________________________________________________________
          (Print or type name, address and zip code of assignee)

           ___________________________________________________________________
          Please insert Social Security or other identifying number of assignee and irrevocably appoint _______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:_________________  Signed:
                                   ___________________________________________
                                   (Sign exactly as name appears on the other
                                   side of this Security),
_______________________
Signature Guarantee

Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

                         OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Article X of the Indenture, check the box:[__]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Article X of the Indenture, state the amount you want to be purchased: $__________*.

Dated:______________                                               Signature(s):

                                             __________________________________
                                             (Sign exactly as name appears on
                                             the other side of this Security)



*$1,000 or any integral multiple thereof

                   SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES





The following exchanges of a part of this Global Security have been made:


               Amount of          Amount of
              Decrease in        Increase in       Principal Amount of            Signature of
                Principal         Principal        this Global Security            authorized
Date of      Amount of this     Amount of this       following such          Signatory of Trustee or
Exchange     Global Security   Global Security    decrease (or increase)      Securities Custodian
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------






--------------------
2 This Schedule should only be added if the Security is issued in global form.

                     CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF SECURITIES


     Re:  4.75% CONVERTIBLE SUBORDINATED NOTES DUE 2003 OF GETTY IMAGES, INC.


          This Certificate relates to $___________ principal amount of Securities held *____________ in book-entry or *______________ definitive form by ___________________ (the "Transferor").

          1.  The Transferor:*

[__] (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[__] (b) has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

          2. In connection with any such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act because:

[__] (a) Such Security is being acquired for the Transferor's own account, without transfer.

[__] (b) Such Security is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in reliance on Rule 144A.

[__] (c) Such Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),
          (2), (3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee. An Opinion of Counsel, if so requested by the Company or the

----------------------
* Check applicable box.

          Trustee, to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate.

[__] (d) Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. An Opinion of Counsel, if so requested by the Company or the Trustee, to the effect that such transfer is in compliance with the Securities Act accompanies this Certificate.

                                              ________________________________
                                              [INSERT NAME OF TRANSFEROR]

                                              By:  ___________________________

                                              Date:  _________________________



          3.  Affiliation with the Company [check if applicable]

[__] (a) The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

          (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company.

                          ________________________________

          (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Security on or prior to the date of transfer, indicate when such purchase price will be paid:

                          ________________________________

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

          The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.

                                               ________________________________
                                               [INSERT NAME OF TRANSFEROR]

                                               By:  ___________________________

                                               Date:  _________________________

          If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof."

          THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1993, AS AMENDED, OF THE COMPANY.

                                               ________________________________
                                               [INSERT NAME OF TRANSFEROR]

                                               By:  ___________________________

                                               Date:  _________________________


NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of this Security particular, without alteration or any change whatsoever.

                                                                    EXHIBIT B

                         FORM OF ACCREDITED INVESTOR LETTER

Getty Images, Inc.
2013 Fourth Avenue
Fourth Floor
Seattle, Washington 98121

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee Administration

BT Alex. Brown Incorporated
BancAmerica Robertson Stephens
Donaldson, Lufkin & Jenrette Securities Corporation
Hambrecht & Quist LLC
Initial Purchasers in connection
  with the Offering Memorandum
  referred to below*


c/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202
Getty Images, Inc. c/o the Trustee

Ladies and Gentlemen:

     In connection with our proposed purchase of $__________ of the 4.75% Convertible Subordinated Notes due 2003 (the "Notes") of Getty Images, Inc. (the "Company"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated May 20, 1998, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

     2. We understand that any subsequent transfer of the Notes and the common stock of the Company, par value $0.01 per share (the "Common Stock and, together with the Notes, the "Securities"), is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the

-------------------------
* The Initial Purchasers are to be addressees only of the purchasers acquiring directly from the Initial Purchasers.

Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

     3. We understand that the offer and sale of the Notes and the Common Stock issuable in connection therewith have not been registered under the Securities Act, and that the Notes and the Common Stock issuable in connection therewith may not be offered or sold to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes, or the Common Stock issuable in connection therewith, we will do so only (i) to the Company or any subsidiary thereof, (ii) to a "qualified institution buyer" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A, (iii) to an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or
(7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture), in the case of the Notes, or the Transfer Agent with respect to the Common Stock (the "Transfer Agent"), in the case of the Common Stock issuable in connection therewith, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes or the Common Stock issuable in connection therewith, as the case may be (the form of which letter can be obtained from the Trustee or the Transfer Agent, as applicable), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities (if available) or (v) pursuant to an effective registration statement under the Securities Act (and which continues to be effective at the time of such transfer), and we further agree to provide to any person purchasing any of the Notes or Common Stock from us a notice advising such purchaser that resales of the Notes and the Common Stock are restricted as stated herein.

     4. We understand that, on any proposed resale of any Notes or the Common Stock, we will be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company, such certifications, legal opinions and other information as the Trustee or the Transfer Agent, as the case may be, and the Company, may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

     We further understand that the Notes purchased by us and the Common Stock issuable in connection therewith will bear a legend to the foregoing effect.

     5. We are an institutional "accredited investor" and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You, the Company, the Trustee, the Transfer Agent and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,



                                  By:______________________
                                     Name:
                                     Title:

                                                             EXHIBIT C

                             FORM OF CONVERSION NOTICE

To:  Getty Images, Inc.

          The undersigned registered owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.

          If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereof. Any amount required to be paid by the undersigned on account of interest and any Liquidated Damages accompanies this Security.

Dated:
      ------------------------



                                ----------------------------
                                Signature(s)

                                Signature(s) must be guaranteed by an
                                eligible Guarantor Institution (banks,
                                stock brokers, savings and loan
                                associations and credit unions) with
                                membership in an approved signature
                                guarantee medallion program pursuant to
                                Securities and Exchange Commission Rule
                                17AD-15 if shares of Common Stock are to
------------------------------  be issued, or Notes to be delivered,
Signature Guarantee             other than to and in the name of the
                                registered holder.

          Fill in for registration of shares of Common Stock if to be issued, and of Securities if to be delivered otherwise than to and in the name of the registered holder.

                                    __________________________________
                                    Social Security or other Taxpayer
                                    Identifying Number

(Name)___________________________________________________

(Street Address)_________________________________________

(City, State and Zip Code)_______________________________



                                    Principal amount to be converted:
                                    (if less than all)

                                    $________________________________________
                                     (Must be an integral multiple of $1,000)